===============================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use Of The
                                             Commission Only (As Permitted By
                                             Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_] Soliciting Material Pursuant to (Section) 240.14a-11(c) or (Section) 240.14a-12

                         POWERWAVE TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                       [LOGO OF POWERWAVE TECHNOLOGIES]


                         POWERWAVE TECHNOLOGIES, INC.
                           1801 E. St. Andrew Place
                          Santa Ana, California 92705

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held October 17, 2001

To Our Shareholders:

     The Annual Meeting of Shareholders of Powerwave Technologies, Inc. (the "Company") will be held at the Orange County Airport Hilton, 18800 MacArthur Boulevard, Irvine, California, 92612 on Wednesday, October 17, 2001 at 10:00 a.m., local time, for the following purposes:

          1. To elect eight directors to hold office until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified;

          2. To ratify the appointment of Deloitte & Touche LLP as independent auditors; and

          3. The transaction of such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Only shareholders of record at the close of business on August 20, 2001, (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. A list of shareholders as of the Record Date will be available during normal business hours for examination by any shareholder for any purpose germane to the Annual Meeting for a period of ten days prior to October 17, 2001, at the offices of the Company, 1801 E. St. Andrew Place, Santa Ana, California 92705.

     All shareholders are urged to attend the meeting in person or by proxy. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTPAID ENVELOPE. The proxy is revocable and will not affect your right to vote in person in the event you attend the Annual Meeting. You may revoke your proxy at any time before it is voted. If you receive more than one proxy card because your shares are registered in different names or at different addresses, please sign and return each proxy card so your shares will be represented at the Annual Meeting. In addition, if you plan to attend the Annual Meeting in person, please check the appropriate box so that we can ensure we have proper accommodations.

                                    By Order of the Board of Directors
                                    Kevin T. Michaels
                                    Senior Vice President, Finance,
Santa Ana, California               Chief Financial Officer
September 4, 2001                   and Secretary

                         POWERWAVE TECHNOLOGIES, INC.
                                _______________

                                PROXY STATEMENT
                                _______________

                        ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held October 17, 2001

General Information

     This proxy statement contains information related to the solicitation of proxies by and on behalf of the Board of Directors of Powerwave Technologies, Inc. (the "Company") for use in connection with the Annual Meeting of Shareholders to be held on Wednesday, October 17, 2001, beginning at 10:00 a.m., local time, at the Orange County Airport Hilton, 18800 MacArthur Boulevard, Irvine, California 92612 and any and all adjournments or postponements thereof.

     The persons named as proxies were designated by the Board of Directors and are officers and/or directors of the Company. Any proxy may be revoked or superseded by executing a later proxy or by giving notice of revocation in writing to the Secretary prior to, or at, the Annual Meeting, or by the person who executed the proxy attending the Annual Meeting and voting in person. All proxies that are properly completed, signed and returned to the Company prior to the meeting, and not revoked, will be voted in accordance with the instruction given in the proxy. If a choice is not specified in the proxy, the proxy will be voted FOR the election of the director nominees listed below in Proposal 1 and FOR Proposal 2 described in the following pages.

     This Proxy Statement and the accompanying proxy are being mailed to shareholders on or about September 5, 2001. The cost of preparing, assembling and mailing the Notice of Annual Meeting of Shareholders, Proxy Statement and form of Proxy and the cost of soliciting proxies will be paid by the Company. Proxies may be solicited by personal interview, mail and telephone. The Company may contact brokerage houses, other custodians and nominees to ask whether other persons are the beneficial owners of the shares that they hold in street name, and if that is the case, will supply additional copies of the proxy material for distribution to such beneficial owners. The Company will reimburse such parties for their reasonable expenses in sending proxy materials to the beneficial owners of the shares. In addition, some of the officers, directors and employees of the Company may solicit proxies personally, by telephone or fax.

Voting at the Meeting

     The shares of Common Stock constitute the only class of securities of the Company entitled to notice of, to attend and to vote at, the Annual Meeting. Only shareholders of record at the close of business on August 20, 2001, will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. As of August 20, 2001, there were 64,439,615 shares of Common Stock issued and outstanding, each share being entitled to one vote on each matter to be voted upon. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on August 20, 2001 will constitute a quorum.

     Votes at the Annual Meeting, including those cast in person or by proxy, will be tabulated by the Inspector of Elections appointed by the Board of Directors. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for the purpose of determining whether a quorum is present, and each is tabulated separately. Abstentions will be treated as shares present and entitled to vote for purposes of any matter for which a majority of shares present are required for passage and, accordingly, will have the effect of votes against such matters. With respect to shares relating to any proxy as to which a broker non-vote is indicated on a matter, those shares will not be considered present and entitled to vote with respect to any such matter and, accordingly will have no effect on any matter for which a majority of shares present are required for passage. Abstentions or non-votes or other failures to vote will have no such effect in the election of directors, who will be elected by a plurality of the affirmative votes cast. With respect to any matter brought before the Annual Meeting requiring the affirmative vote of a majority or other proportion of the outstanding shares, an abstention or non-vote will have the same effect as a vote against the matter being voted upon.


                INFORMATION ABOUT POWERWAVE TECHNOLOGIES, INC.

Security Ownership of Certain Beneficial Owners, Directors and Executive
Officers

     The following table sets forth information concerning the beneficial ownership of the Company's outstanding Common Stock as of August 20, 2001, except as otherwise noted, by persons who are directors, Named Executive Officers (as defined under the heading "Summary Compensation"), nominees or persons known to the Company to be beneficial owners of five percent or more of its outstanding Common Stock. The table also includes the beneficial stock ownership of all directors and Named Executive Officers of the Company as a group.


                                                                                 Percentage of
                                                   Current Number of Shares         Shares
Beneficial Owner                                   Beneficially Owned /(1)/    Outstanding /(1)/
----------------                                   ------------------------    -----------------
AIM MANAGEMENT GROUP INC.........................      5,204,106 /(2)/                 8.1%
  11 Greenway Plaza Suite 100
  Houston, TX 77046

MORGAN STANLEY DEAN WITTER & CO..................      4,512,079 /(3)/                 7.0%
  1585 Broadway
  New York, NY 10036

Bruce C. Edwards.................................      1,065,625 /(4)/                 1.6%
Kevin T. Michaels................................        148,638 /(5)/                   *
John L. Clendenin................................        134,625 /(6)/                   *
Anthony Zuanich..................................        120,750 /(7)/                   *
Andrew J. Sukawaty...............................         80,625 /(8)/                   *
Safi U. Qureshey.................................         48,750 /(9)/                   *
Carl W. Neun.....................................         42,050 /(10)/                  *
David L. George..................................         35,625 /(11)                   *
Eugene L. Goda...................................         30,000 /(12)/                  *
Gregory M. Avis..................................              -                         -

All Executive Officers and Directors as a Group
(10 persons).....................................      1,706,688 /(13)/                2.6%

* Less than 1%

  /(1)/ Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable, or exercisable within 60 days of August 20, 2001, are deemed outstanding for computing the percentage of the person holding such options or warrants but are not deemed outstanding for computing the percentage of any other person. As of August 20, 2001, the Company had a total of 64,439,615 shares of Common Stock issued and outstanding. Except as indicated by footnote and subject to community property laws where applicable, to the knowledge of the Company, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown to be beneficially owned by them.

  /(2)/ Based on a Schedule 13G dated December 31, 2000, filed with the Securities and Exchange Commission by AIM Management Group Inc., on behalf of its wholly-owned subsidiaries AIM Advisors, Inc., AIM Capital Management, Inc. and AIM Private Asset Management, Inc.

  /(3)/ Based on a Schedule 13G dated December 31, 2000, filed with the Securities and Exchange Commission by Morgan Stanley Dean Witter and Co. The 13G states that Morgan Stanley Dean Witter and Co. has shared voting power as to 4,483,829 shares and shared dispositive power as to 4,512,079 shares.

  /(4)/ Includes options exercisable for 440,625 shares within 60 days of August 20, 2001.

  /(5)/ Includes options exercisable for 145,500 shares within 60 days of August 20, 2001.

  /(6)/ Includes options exercisable for 65,625 shares within 60 days of August 20, 2001.

  /(7)/ Includes options exercisable for 111,750 shares within 60 days of August 20, 2001.

  /(8)/ Consists of options exercisable for 80,625 shares within 60 days of August 20, 2001.

  /(9)/ Includes options exercisable for 41,250 shares within 60 days of August 20, 2001 and 7,500 shares owned by Skyline Nevada, LLC, a limited liability company of which Mr. Qureshey is a majority owner. Mr. Qureshey disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein. The address of Skyline Nevada, LLC is 15941 Red Hill Avenue, Suite 205, Tustin, CA 92780.

  /(10)/ Includes options exercisable for 41,250 shares within 60 days of August
         20, 2001.

  /(11)/ Includes of options exercisable for 15,000 shares within 60 days of August 20, 2001.

  /(12)/ Consists of options exercisable for 30,000 shares within 60 days of August 20, 2001.

  /(13)/ Includes options exercisable for 971,625 shares within 60 days of August 20, 2001 (see notes 4-12).


Directors

     Gregory M. Avis, 42, has been a member of the Company's Board of Directors since October 1995. Mr. Avis has been a managing partner of Summit Partners, a venture capital investment firm, since January 1990. Mr. Avis also serves on the Board of Directors of Ditech Communications Corp. and MCK Communications Corp.

     John L. Clendenin, 67, has been non-executive Chairman of the Company's Board of Directors since January 3, 1999 and has been a member of the Board of Directors since May 1998. Mr. Clendenin is a Chairman Emeritus of BellSouth Corporation, a telecommunications holding company. He served as Chairman of the Board of BellSouth until December 31, 1997 and as President and Chief Executive Officer from 1984 until his retirement at the end of 1996. Prior to BellSouth, Mr. Clendenin was President of Southern Bell from April 1981 to December 1983. He also serves on the Board of Directors of Coca-Cola Enterprises, Inc., Equifax Inc., National Service Industries, Inc., The Kroger Company and The Home Depot, Inc.

     Bruce C. Edwards, 47, joined the Company in February 1996 as President and Chief Executive Officer and Director. Mr. Edwards was Executive Vice President, Chief Financial Officer and Director of AST Research, Inc., a personal computer company, from July 1994 to December 1995 and Senior Vice President, Finance and Chief Financial Officer of AST Research, Inc. from March 1988 to July 1994. Mr. Edwards currently serves on the Board of Directors of Emulex Corporation and Metawave Communications Corporation.

     David L. George, 48, has been a member of the Company's Board of Directors since November 1995. Mr. George is currently in private practice providing consulting services to the wireless industry. From June 2000 to June 2001 he was Executive Vice President of Operations for Securicor Wireless, Inc., a large mobile radio network provider. Mr. George is the co-founder and served as Executive Vice President and Chief Technical Officer of ComSpace Corporation, formerly known as Unique Technologies, International, L.L.C., a wireless technology development company from February 1994 to June 2000. From November 1983 to February 1994, Mr. George served as Vice President, Director of Operations, Commercial Division of Uniden America. A member of the Institute of Electrical and Electronic Engineers (I.E.E.E.) for more than 20 years, he holds several patents relating to wireless technology and networks. Mr. George also serves on the Board of Directors of ComSpace Corporation.

     Eugene L. Goda, 65, has been a member of the Company's Board of Directors since November 1995. From June 1997 to March 2000, Mr. Goda served as Chairman of the Board, President and Chief Executive Officer of Objectshare Inc., a software company. From October 1991 to October 1995, Mr. Goda served as Chief Executive

Officer of Simulation Sciences, Inc., a software company. From July 1989 to September 1991, he served as Chief Executive Officer of Meridian Software Systems.

     Carl W. Neun, 57, has been a member of the Company's Board of Directors since February 2000. Mr. Neun is the Chairman of Wirex Communications, Inc. a provider of server appliance software. From 1993 to January 2000, Mr. Neun was Senior Vice President and Chief Financial Officer of Tektronix, Inc. From 1987 to 1993 he was Senior Vice President of Administration and Chief Financial Officer of Conner Peripherals, Inc. Mr. Neun currently serves on the Board of Directors of Planar Systems, RadiSys Corp, and Speed Fam-IPEC, Inc.

     Safi U. Qureshey, 50, has been a member of the Company's Board of Directors since February 2000. Mr. Qureshey was the cofounder and former Chief Executive Officer and Chairman of AST Research, Inc. a personal computer manufacturer. Mr. Qureshey is president of Skyline Ventures, which focuses on early stage technology companies in Southern California. Mr. Qureshey currently serves on the Board of Directors of NextCard. Mr. Qureshey is also President of the Southern California Chapter of The Indus Entrepreneurs (TiE-SC) which is a networking and mentoring organization for entrepreneurs. Mr. Qureshey is also a former member of President Clinton's Export Council and was a Regent's Professor at the Graduate School of Management, University of California, Irvine.

     Andrew J. Sukawaty, 46, has been a member of the Company's Board of Directors since May 1998. Mr. Sukawaty is President and Chief Operating Officer of Callahan Associates International (UK), a global communications development and operating company. He was named a Deputy Chairman of the British Telecommunications PLC wireless spin-off, BT Wireless, and will take up this role in the second half of 2001 upon its formation. From September 1996 to June 2000, Mr. Sukawaty served as President and Chief Executive Officer of Sprint PCS. Prior to joining Sprint PCS, Mr. Sukawaty was Chief Executive Officer of NTL Limited, a British diversified broadcast transmission and communications company, since 1994. From 1989 to 1994, he was Chief Operating Officer of Mercury One-2-One, a PCS service provider in the United Kingdom. Prior to 1989, Mr. Sukawaty held various positions with US WEST, Inc., AT&T and Northwestern Bell.


Meetings of the Board of Directors

     During the fiscal year ended December 31, 2000, the Board of Directors of the Company held eight meetings. Each director attended at least 75% of all meetings of the Board of Directors. Each director attended all committee meetings on which that director served, with the exception of Mr. Sukawaty, who did not attend one of the Compensation Committee meetings.

Committees of the Board of Directors

     The Board of Directors has standing Audit, Compensation and Corporate Governance Committees.

     Audit Committee. Greg Avis and David George served as members of the Audit Committee throughout fiscal year 2000. Carl Neun joined the Audit Committee in March 2000. The Audit Committee recommends to the Board of Directors the independent public accountants to be selected to audit the Company's annual financial statements and approves any special assignments given to such accountants. The Audit Committee also reviews the planned scope of the annual audit and the independent accountants' comment letter of comments and management's response thereto, any major accounting changes made or contemplated, and the effectiveness and efficiency of the Company's internal accounting staff. For additional information concerning the Audit Committee, see "Audit Committee Charter" attached as Appendix A to this proxy statement and "Report of the Audit Committee." In fiscal year 2000, the Audit Committee held five meetings.

     Compensation Committee. Gene Goda and Andy Sukawaty served as members of the Compensation Committee throughout fiscal year 2000. Safi Qureshey joined the Compensation Committee and John Clendenin resigned from the Compensation Committee in March 2000. As a result, the Compensation Committee presently consists of Gene Goda, Andy Sukawaty and Safi Qureshey. The primary responsibility of the Compensation Committee is to set the compensation of the Chief Executive Officer and to set the compensation of other executive officers of the Company based upon the recommendation of the Chief Executive Officer. The Compensation Committee also reviews management organization, development and significant employee benefit programs. For additional information about the Compensation Committee, see "Executive Compensation and Other Matters" and "Report of the Compensation Committee On Executive Compensation" below. In fiscal year 2000, the Compensation Committee held two meetings.

     Corporate Governance Committee. The Corporate Governance Committee was formed in April 2000 and includes all of the members of the Board of Directors with the exception of Bruce Edwards. The primary purpose of the Corporate Governance Committee is to assist the Board in maintaining oversight of its operations and reviewing the effectiveness of its structure and composition. No meetings of the Corporate Governance Committee were held in fiscal year 2000.

Compensation Committee Interlocks and Insider Participation

     During fiscal 2000, the Compensation Committee consisted of John L. Clendenin, Eugene L. Goda, Safi U. Qureshey and Andrew J. Sukawaty, none of whom served as an employee of the Company. Mr. Clendenin resigned from the compensation committee in March 2000 and was replaced by Mr. Qureshey.

Compensation of Directors

     For fiscal 2000, the Company's non-employee directors, other than Gregory
M. Avis who waived his fees, received a retainer fee of $20,000 per year payable in quarterly installments and $1,000 for each Board of Directors meeting attended (excluding phone meetings). The non-executive Chairman of the Board of Directors receives an additional retainer fee of $20,000 per year payable in quarterly installments. Directors of the Company who are also employees receive no additional compensation for their services as a director.

     Effective December 5, 2000, Messrs. Clendenin, George, Goda, Neun, Qureshey and Sukawaty were each granted an option to purchase 5,000 shares of Common Stock at an exercise price of $65.75 per share under the 1996 Director Stock Option Plan. In addition, Messrs. Neun and Qureshey were each granted an option to purchase 90,000 shares of Common Stock at an exercise price of $33.29 per share upon their appointment as directors in February of 2000 under the 1996 Director Stock Option Plan.

1996 Director Stock Option Plan

     The Company's 1996 Director Stock Option Plan (the "Director Plan"), as amended, provides that a total of 1,200,000 shares of the Company's Common Stock are reserved for issuance under the plan. The Director Plan provides that each member of the Company's Board of Directors who is not an employee or paid consultant of the Company will automatically be eligible to receive options to purchase common stock under the Director Plan. Pursuant to the terms of the Director Plan, each director elected after December 5, 1996, will be granted an initial option under the Director Plan covering 30,000 shares of Common Stock, which option shall vest at the rate of 25% on the first anniversary of the grant date and the remaining 75% shall vest in equal monthly installments over the following three years. Furthermore, on each anniversary date of December 5, each director who shall have been an eligible participant under the Director Plan for at least six (6) months shall be granted an annual option under the Director Plan to purchase 5,000 shares of Common Stock. The Director Plan provides that the exercise price per share of grants issued under the Director Plan shall be equal to 100% of the fair market value of a share of Common Stock on the grant date. As of August 20, 2001, a total of 105,000 options have been exercised under the Director Plan. There were 495,000 options outstanding under the Director Plan as of December 31, 2000 at a weighted average exercise price of $24.46 per share. There are 600,000 shares available for grant under the Director Plan at August 20, 2001.

Executive Officers

     The following table sets forth certain information regarding the Company's executive officers:


     Name                   Position
     ----                   --------
Bruce C. Edwards........ President, Chief Executive Officer and Director
Ronald J. Buschur....... Chief Operating Officer
Kevin T. Michaels....... Senior Vice President, Finance, Chief Financial Officer
                         and Secretary

     Bruce C. Edwards, 47, joined the Company in February 1996 as President and Chief Executive Officer and Director. Mr. Edwards was Executive Vice President, Chief Financial Officer and Director of AST Research, Inc., a personal computer company, from July 1994 to December 1995 and Senior Vice President, Finance and Chief Financial Officer of AST Research, Inc. from March 1988 to July 1994. Mr. Edwards currently serves on the Board of Directors of HMT Technology Corporation and Metawave Communications Corporation.

     Ronald J. Buschur, 37, joined the Company in June 2001 as Chief Operating Officer. Prior to joining the Company, Mr. Buschur held various positions at HMT Technology/Komag, an independent supplier of thin-film disks, including President and Chief Operating Officer from 1999 to 2000, Vice President of Sales, Marketing and Quality Assurance from 1997 to 1999 and Vice President of Quality Assurance from 1994 to 1997. From 1993 to 1994, Mr. Buschur was Director of Quality at Maxtor, a disk drive company. Mr. Buschur held various managerial positions at Digital Equipment Corporation, a computer manufacturer from 1987 to 1993.

     Kevin T. Michaels, 43, joined the Company in June 1996 as Vice President, Finance and Chief Financial Officer and was appointed Secretary in June 1996. Mr. Michaels was named Senior Vice President, Finance in February 2000. Prior to joining the Company, Mr. Michaels worked for AST Research, Inc. for eight years, most recently as Vice President, Treasurer from October 1995 to June 1996. From July 1991 to October 1995 Mr. Michaels was Treasurer of AST Research, Inc. and from June 1988 to June 1991, he was Assistant Treasurer. Mr. Michaels currently serves on the Board of Directors of Procom Technology, Inc.

Summary Compensation

     The following table sets forth summary information concerning compensation paid by, or accrued for services rendered to, the Company in all capacities during the past three fiscal years to the Company's Chief Executive Officer and to each of the three additional executive officers whose salary and bonus exceeded $100,000 (the "Named Executive Officers").

                          Summary Compensation Table
                          --------------------------

                                                                              Other           Long-term            All
                                                          Annual              Annual        Compensation          Other
                                                       Compensation        Compensation         Awards        Compensation
                                                   ---------------------   ------------     ------------      ------------
Name and Principal Position                  Year  Salary ($)  Bonus ($)       ($)        Options (#)/(1)/        ($)
---------------------------                  ----  ----------  ---------       ---        ----------------        ---
Bruce C. Edwards                             2000    296,000    150,000      5,636/(2)/         650,000             --
 President and Chief Executive Officer       1999    242,500    250,000      5,601/(2)/              --             --
                                             1998    179,230         --      3,474/(2)/         225,000             --

Stephen C. Cooper                            2000    223,000     80,000      3,821/(2)/              --             --
 Executive Vice President, Operations/(3)/   1999    169,525    175,000        903/(2)/         480,000          5,871/(6)/
                                             1998         --         --         --                  --             --

Kevin T. Michaels                            2000    172,000     75,000      5,692/(2)/          50,000             --
 Senior Vice President, Finance,             1999    150,000    150,000      5,601/(2)/              --             --
 Chief Financial Officer and Secretary       1998    124,230         --      5,289/(2)/         150,000             --

Anthony J. Zuanich(4)                        2000    184,000     65,000     80,086/(5)/              --             --
 Senior Vice President, Sales and            1999    175,000    125,000     78,989/(5)/          60,000        170,000/(6)/
 Marketing                                   1998     94,230         --     41,177/(7)/         300,000         80,000/(6)/

/(1)/ All option awards prior to May 15, 2000 have been adjusted to reflect the Company's three-for-one stock split that was effective May 15, 2000.

/(2)/ Consists of 401(k) matching contributions and health coverage payments.

(3) Mr. Cooper left the Company in March of 2001 and will receive salary continuation for twelve months. The total value of this salary continuation is $225,000. Mr. Cooper joined the Company in February of 1999 as Executive Vice President, Operations at an annual salary of $210,000.

(4) Mr. Zuanich resigned as an officer of the Company in June 2001. Mr. Zuanich joined the Company in June of 1998 at a base salary of $175,000 and an annual commission of $75,000.

(5) Consists of $75,000 in annual commission, 401(k) matching contributions and health care coverage payments.

(6)  Consists of reimbursement of relocation costs.

(7) Consists of $40,385 in prorated annual commission, 401(k) matching contributions and health care coverage payments.


Option Grants in Last Fiscal Year


     The following table sets forth certain information concerning grants of options to each of the Company's Named Executive Officers during the fiscal year ended December 31, 2000. In addition, in accordance with the rules and regulations of the Securities and Exchange Commission, the following table sets forth the hypothetical gains that would exist for the options based on the assumption that the stock price were to appreciate annually by 5% and 10%, respectively. The rates do not represent the Company's estimate or projection of future Common Stock prices and no assurance can be given that the share price will appreciate at the rates shown in the table.

                       Option Grants During Fiscal 2000
                       --------------------------------

                        Number of       % of Total                                  Potential Realizable Value at
                       Securities         Options                                       Assumed Annual Rates
                       Underlying       Granted to         Exercise                  of  Stock Price Appreciation
                         Options       Employees in          Price     Expiration           for Option Term
                                                                                    -----------------------------
Name                   Granted (#)   Fiscal Year/(1)/   ($/Share)/(2)/  Date/(3)/        5%              10%
----                   -----------   ----------------   --------------  ---------   ------------     ------------
Bruce C. Edwards       350,000/(4)/       12.9%            $31.50       08/01/2010   $ 6,933,563      $17,571,011
Bruce C. Edwards       300,000/(4)/       11.1%            $31.50       08/01/2005   $ 2,610,861      $ 5,769,320
Kevin T. Michaels       50,000/(5)/        1.8%            $31.50       08/01/2010   $   990,509      $ 2,510,144
Stephen C. Cooper           ---             --                 --               --            --               --
Anthony J. Zuanich          ---             --                 --               --            --               --

/(1)/ Options to purchase an aggregate of 2,703,100 shares of Common Stock were granted to employees, including the Named Executive Officers, during the fiscal year ended December 31, 2000.

/(2)/ The exercise price of each option is equal to the fair market value of Common Stock on the date of the grant.

/(3)/ Options granted have a term of 5 or 10 years, subject to earlier termination in certain events related to termination of employment.

/(4)/ Subject to continued employment with the Company, the options become exercisable as to one twenty-fourth per month beginning January 1, 2001.

/(5)/ Subject to continued employment with the Company, the options become exercisable as to one twenty-fourth per month beginning January 1, 2002.


Aggregated Option Exercises in Last Fiscal Year and Year End Value Table


     The following table sets forth certain information concerning the exercise of options by each of the Company's Named Executive Officers during the fiscal year ended December 31, 2000, including the aggregate value of gains on the date of exercise. In addition, the table includes the number of shares covered by both exercisable and unexercisable stock options as of December 31, 2000. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise prices of any such existing stock options and the fiscal year end price of the Company's Common Stock.

                Aggregated Option Exercises during Fiscal 2000
                    and Option Values at December 31, 2000
                    --------------------------------------

                                                             Number of Securities                  Value of
                           Shares                           Underlying Unexercised         Unexercised In-the-Money
                          Acquired          Value            Options at 12/31/2000        Options at 12/31/2000 /(2)/
                                                         -----------------------------   -----------------------------
   Name                  on Exercise    Realized /(1)/   Exercisable     Unexercisable   Exercisable     Unexercisable
   ----                  -----------    --------------   -----------     -------------   -----------     -------------
Bruce C. Edwards              93,750       $2,838,222       103,125           762,500     $5,560,156      $23,615,625
Stephen C. Cooper            125,000       $4,061,698       105,000           250,000     $5,481,875      $13,052,083
Kevin T. Michaels             75,000       $2,606,696        70,500           125,000     $3,835,186      $ 5,393,750
Anthony J. Zuanich           172,000       $6,072,579        44,250           143,750     $2,321,775      $ 7,539,193

/(1)/ Market value on the date of exercise of shares, less option exercise price.

/(2)/ In accordance with the Securities and Exchange Commission's rules, values are calculated by subtracting the exercise price from the fair market value of the underlying common stock. For purposes of this table, fair market value per share is deemed to be $58.50, the Company's closing Common Stock price reported by Nasdaq on December 31, 2000.


Certain Relationships and Transactions with Management and Others

     The Company has entered into indemnification agreements with its directors, certain executive officers and certain affiliated entities. Such agreements require the Company to indemnify such individuals to the fullest extent permitted by Delaware law.


Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership with the Securities and Exchange Commission ("SEC") and Nasdaq. Directors, executive officers and greater than ten-percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on a review of the copies of such forms received by the Company and on written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the period from January 3, 2000 to December 31, 2000, all filing requirements applicable to its directors, executive officers and greater than ten-percent beneficial owners were met, except as noted below:

     The initial Form 3's for Mr. Neun and Mr. Qureshey were filed on March 15, 2000, which was subsequent to the initial due date of February 21, 2000.


        REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Company's compensation policies applicable to its executive officers are administered by the Compensation Committee (the "Committee") of the Board of Directors. The Company's executive compensation programs are designed to attract, motivate and retain the executive talent needed to optimize shareholder value. The programs are designed to enhance shareholder value by aligning the financial interests of the executive officers of the Company with those of its shareholders.

Compensation Philosophy

     The Company's executive compensation programs are based on the belief that the interests of the executives should be closely aligned with the Company's shareholders. In support of this philosophy, a meaningful portion of each executive's compensation is placed at-risk and is linked to the accomplishment of specific results that are expected to lead to the creation of value for the Company's shareholders from both the short-term and long-term perspectives. With this pay-for-performance and shareholder alignment orientation, the Company's compensation policies and programs are designed to (1) attract, develop, reward and retain highly qualified and productive individuals; and (2) motivate executives to improve the overall performance and profitability of the Company.

     There are three primary components of executive compensation: base salary, bonus plan, and stock option grants. While the elements of compensation are considered separately, the Committee takes into account the total compensation package afforded by the Company to the individual executive.

     Base Salary. Salaries paid to executive officers (other than the Chief Executive Officer) are reviewed annually by the Chairman and the Chief Executive Officer and proposed adjustments are based upon an assessment of the nature of the position and the individual's contribution to corporate goals, experience and Company tenure of the executive officer, comparable market salary data, growth in the Company's size and complexity, and changes in the executive's responsibilities. The Chairman and the Chief Executive Officer review all salary recommendations with the Committee. The Chairman reviews any salary recommendations for the Chief Executive Officer with the Committee, which then approves or disapproves such recommendations. During 2000, the base salaries of Messrs. Cooper, Michaels and Zuanich increased by approximately 7%, 15% and 6% over 1999 levels based on an assessment of the above factors.

     Annual Management Bonus. The Company has established a cash bonus plan for all employees including executive management. Payment of bonuses is dependent on the Company achieving specific performance criteria for the fiscal year. Eighty percent of the bonus is tied to objective performance criteria related to operating revenue, profit before taxes, customer satisfaction and on time delivery metrics. The remaining twenty percent is tied to objective individual performance targets. The Company performance targets are established at the beginning of the fiscal year on the basis of an annual budget developed by management and approved by the Board of Directors. The individual performance targets are also established at the beginning of the fiscal year by the individual's manager and these targets are designed to further the Company's corporate goals. Performance against bonus targets and goals are measured on a bi-annual basis. The size of the overall cash bonus pool is subject to the approval of the Board of Directors. Annual bonuses for fiscal 2000 were paid from a Company-wide bonus pool which totaled approximately $6.2 million. Once the overall bonus pool is approved, the Company's employees are eligible for their individual target bonuses based upon the Company's overall achievement of its performance goals, and an additional percentage based upon individual achievement of their objectives. The Compensation Committee reviews and approves all bonuses for executive officers, based upon an evaluation of their individual performance and contribution to the Company's overall performance.

     Stock Options. Stock options are designed to align the interests of executives with those of the shareholders. Stock option grants may be made to executive officers when one of the following events occurs: upon initial employment, upon promotion to a new, higher level position that entails increased responsibilities and accountability, for the recognition of superior performance or as an incentive for continued service with the Company as well as continued superior performance. The Chairman or the Chief Executive Officer recommends the number of options to be granted, within a range associated with the individual executive's salary level, and presents this to the Compensation Committee and the entire Board of Directors for their review and approval. The Committee takes into account the total compensation offered to its executives when considering the number of options awarded. The Chief Executive Officer and the Chief Financial Officer comprise the members of the Company's Option Committee, and are empowered by the Board of Directors and the Compensation Committee to grant options to non-officer employees of the Company up to a grant amount of 20,000 shares per employee. All grants for employees of the Company in excess of this amount are submitted to the Compensation Committee or the Board of Directors for approval. All grants for officers of the Company are submitted to both the Compensation Committee and the entire Board of Directors for approval. In fiscal 2000, Mr. Michaels received one option grant. See "Executive Compensation - Option Grants in Last Fiscal Year." This grant was in recognition of Mr. Michaels' promotion to Senior Vice President and increased responsibilities associated with the Company's move to a new location and to provide Mr. Michaels with continued incentive for superior performance.

CEO Compensation

     The principal components of compensation for the Chief Executive Officer for fiscal 2000 included base salary, bonus and stock option grants. The Committee increased Mr. Edwards' base salary from $250,000 to $290,000, effective February 1, 2000, and from $290,000 to $340,000, effective August 1, 2000. The increases in base salary were in recognition of Mr. Edwards significant contributions to the Company's performance in fiscal 2000 and were intended to make Mr. Edwards salary equivalent to the base salaries for Chief Executives at similarly situated companies. For fiscal 2000, Mr. Edwards was paid a cash bonus of $150,000 from the Company's bonus pool. Eighty percent of the bonus was tied to the Company meeting its performance targets related to operating revenue, profit before taxes, customer satisfaction and on time deliveries and the remaining twenty percent was tied to meeting individual objective performance targets set by the Compensation Committee and the Chairman of the Board. For fiscal 2000, the Company fulfilled all of its performance targets and Mr. Edwards fulfilled his individual performance targets. In August 2000, Mr. Edwards was granted two options to purchase, in the aggregate, 650,000 shares of Common Stock of the Company at an exercise price of $31.50 per share. The options vest monthly over two years beginning January 1, 2001. The option grants reflect a desire to reward Mr. Edwards for the Company's performance as well as provide further incentive for continued superior performance going forward.

Policy Regarding Section 162(m) of the Internal Revenue Code

     The Committee has reviewed the Company's executive compensation plans to determine if revisions may be necessary due to provisions of Section 162(m) of the Internal Revenue Code which generally disallows a tax deduction to public corporations for compensation paid to any of the corporation's executive officers in excess of $1,000,000 during any fiscal year. It is the current policy of the Committee to preserve, to the extent reasonably possible, the Company's ability to obtain a corporate tax deduction for compensation paid to executive officers of the Company to the extent consistent with the best interests of the Company and its shareholders. The Committee continually reviews the Company's existing executive compensation plans and will propose changes, if necessary and reasonable, to ensure compliance with the provisions of Section 162(m) which allow performance-based compensation to be excluded from the deduction limits.


     The Compensation Committee of the Board of Directors:

     Eugene L. Goda
     Safi U. Qureshey
     Andrew J. Sukawaty


                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee is responsible for, among other things, reviewing with Deloitte & Touche LLP, our independent auditors, the scope and results of their audit engagement. In connection with the fiscal year 2000 audit, the Audit Committee has:

     . reviewed and discussed with management Powerwave's audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2000,
     . discussed with Deloitte & Touche the matters required by Statement of Accounting Standards No. 61, as amended, and
     . received from and discussed with Deloitte & Touche the communications from Deloitte & Touche required by Independence Standards Board Standard No. 1 regarding their independence.

     Based on the review and the discussions described above, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission.

     The Audit Committee acts pursuant to the Audit Committee Charter, adopted by the Audit Committee and ratified by the Company's Board of Directors on July 17, 2000, a copy of which is attached as Appendix "A" to this

Proxy Statement. Each of the members of the Audit Committee qualifies as an "independent" director under the current listing standards of the National Association of Securities Dealers.

     The Audit Committee of the Board of Directors:

     Gregory M. Avis
     David L. George
     Carl W. Neun


                         STOCK PERFORMANCE COMPARISON

     The following graph compares the cumulative total shareholder returns for the Company's Common Stock with the cumulative total return of the S&P 500 Index, and the S&P Communication Equipment Index. The presentation assumes $100 invested on December 5, 1996 in the Company's Common Stock, the S&P 500 Index and the S&P Communication Equipment Index with all dividends reinvested. No cash dividends were declared on the Company's Common Stock during this period. Shareholder returns over the indicated period should not be considered indicative of future shareholder returns.


                       [PERFORMANCE GRAPH APPEARS HERE]


                             POWERWAVE                      S&P
Measurement Period           TECHNOLOGIES,     S&P 500      COMMUNICATIONS
(Fiscal Year Covered)        INC.              INDEX        EQUIPMENT
---------------------        -------------     -------      --------------
Measurement Pt-12/06/96      $  100            $100         $100
FYE 12/96                    $  130            $ 98         $ 99
FYE 12/97                    $  122            $131         $129
FYE 12/98                    $  162            $168         $227
FYE 12/99                    $  508            $203         $497
FYE 12/00                    $1,526            $185         $218


     Notwithstanding anything to the contrary set forth in the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Reports of the Compensation Committee and Audit Committee, the statements regarding the independence of the Audit Committee members on page 11 and the Stock Performance Comparison graph shall not be incorporated by reference into any such filings.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

     Directors are elected at each Annual Meeting of Shareholders and hold office until the next Annual Meeting of Shareholders or until their successor is duly elected and qualified. The number of directors fixed by the bylaws of the Company are nine, however, the Company has only identified, and is only nominating eight directors.

     Management's nominees for election to the Board of Directors, are the current members of the Board of Directors: Gregory M. Avis, John L. Clendenin, Bruce C. Edwards, David L. George, Eugene L. Goda, Carl W. Neun, Safi U. Qureshey, and Andrew J. Sukawaty. All were elected to their present terms of office by the shareholders at the Company's most recent Annual Meeting of Shareholders, held in April 2000. Proxies cannot be voted for more than eight director nominees. Unless authority to vote for directors has been withheld in the proxy, the persons named in the enclosed proxy intend to vote at the Annual Meeting for the election of the eight nominees presented below. Persons named as proxies may not vote for the election of any person to the office of director for which a bona fide nominee is not named in the Proxy Statement. All nominees have consented to serve as a director for the ensuing year. Although the Board of Directors does not contemplate that any of the nominees will be unable to serve, if any nominee withdraws or otherwise becomes unavailable to serve, the persons named in the enclosed proxy will vote for any substitute nominee designated by the Board of Directors. The nominees receiving a plurality of the affirmative votes will be elected. The term of office of each of the current directors expires on the date of the Annual Meeting.

     Please see "Information About Powerwave Technologies, Inc. - Directors" above for more information regarding the nominees.

     YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH
                                                      ---
OF THE NOMINEES NAMED ABOVE.


                                  PROPOSAL 2

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS


     The Board of Directors, acting upon the recommendation of the Audit Committee, has appointed the independent accounting firm of Deloitte and Touche LLP, certified public accountants, to audit the accounts of the Company and its subsidiaries for the 2001 fiscal year. Deloitte and Touche LLP has audited the accounts and records of the Company and its subsidiaries since 1995. If the shareholders do not ratify the appointment of Deloitte & Touche LLP, the Board will reconsider the appointment of independent public accountants.

     Representatives of Deloitte and Touche LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and will also be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE
                                         ---
APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE 2001 FISCAL YEAR.

                        PRINCIPAL ACCOUNTING FIRM FEES

     The following table sets forth the aggregate fees billed to the Company for the fiscal year ended December 31, 2000 by the Company's principal accounting firm, Deloitte & Touche LLP.

Audit Fees                                                      $201,982 (1)
Financial Information Systems Design and Implementation Fees    $     --
All other fees                                                  $358,926 (2)
                                                                --------
                                                                $560,908
                                                                ========

/(1)/ Includes fees for professional services rendered for the audit of the Company's annual financial statements for the fiscal year 2000 and for reviews of the financial statements included in the Company's quarterly reports on Form 10-Q for the first three quarters of fiscal 2000.

/(2)/ Includes fees for other professional services rendered in fiscal 2000, including professional services in connection with tax preparation and consulting, statutory filings, SEC registration statements and other management consulting services. The Audit Committee considered whether the provision of non-audit services by Deloitte & Touche LLP is compatible with maintaining Deloitte & Touche LLP's independence from the Company.


                                 ANNUAL REPORT

     The Company's Annual Report, including form 10-K (without exhibits), for the fiscal year ended December 31, 2000 is being forwarded to each shareholder with this Proxy Statement. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

                                 OTHER MATTERS

     The Board of Directors has no knowledge of any other matters which shall come before the Annual Meeting. If any other matters shall properly come before the Annual Meeting, the persons named in the proxies will have discretionary authority to vote the shares thereby represented in accordance with their best judgment.


                           PROPOSALS OF SHAREHOLDERS

     Any shareholders desiring to submit a proposal for action at the Company's Annual Meeting of Shareholders to be held in 2002, and presentation in the Company's Proxy Statement with respect to such meeting should arrange for such proposal to be delivered to the Secretary of the Company at its principal place of business no later than February 15, 2002 in order to be considered for inclusion in the Company's Proxy Statement relating to that meeting. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities and Exchange Act of 1934, Rules and Regulations of the SEC and other laws and regulations to which interested persons should refer. The Company anticipates that its next annual meeting will be held in May 2002.

     Under Rule 14a-4 as promulgated under the Securities and Exchange Act of 1934, as amended the Company will be allowed to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the Proxy Statement, in two situations: (i) if a proponent of a proposal fails to notify the Company at least 45 days prior to the current year's anniversary of the date of the mailing of the prior year's Proxy Statement, or (ii) if the date of the Company's annual meeting has changed by more than thirty (30) days from the prior year, if notice is not received a reasonable time before the Company mails the Proxy Statement for the current year.

     As of the date of the mailing of this Proxy Statement, the Company has not been provided notice of any shareholder proposals with respect to the upcoming Annual Meeting of Shareholders. Therefore, the Company will be allowed to use its voting authority as discussed above. With respect to the Company's 2002 Annual Meeting of Shareholders, a shareholder proposal not previously submitted for the Company's proxy statement may be submitted until March 1, 2002; thereafter the Company will use its voting authority described above.

Submitted by:

Kevin T. Michaels
Senior Vice President, Finance
Chief Financial Officer and Secretary

Dated: September 4, 2001

                                  APPENDIX A

                         POWERWAVE TECHNOLOGIES, INC.
                            AUDIT COMMITTEE CHARTER

Organization Structure:

     The Audit Committee is a committee of the Board of Directors. The Audit Committee shall be composed of at least three (3) directors who are independent of the management of Powerwave Technologies and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a committee member. The entire Board of Directors shall select members of the Audit Committee. The Audit Committee shall have unrestricted access to the corporation's personnel and documents and will be provided the resources necessary to discharge its responsibilities.

Statement of Policy:

     The Audit Committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to the corporation's accounting, financial reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the Audit Committee to maintain free and unrestricted means of communication between the directors, the independent auditors, the internal auditors, and the financial management of the corporation. The Audit Committee shall also provide Powerwave's directors and shareholders with reasonable assurance that the internal controls and accounting controls of the Company are within the guidelines established by Powerwave's management, and that such controls comply with all regulatory bodies, including the AICPA, the SEC and the IRS. The Audit Committee will help to ensure that the Corporation's financial and accounting policies follow generally accepted accounting principles.

Responsibilities:

     In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities, the Audit Committee will:

       . Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the corporation and its divisions and subsidiaries each year;

       . Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors;

       . Review with the independent auditors, the company's financial and accounting management and internal auditors (if any), the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

       . Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

       . Provide sufficient opportunity for the internal and independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditor's evaluation of the corporation's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

       . Review accounting and financial human resources and succession planning within the corporation.

       . Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each Committee meeting with, the entire Board of Directors.

       . Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel or other independent auditors for this purpose if, in its judgment, that is appropriate.

                                REVOCABLE PROXY
                          POWERWAVE TECHNOLOGIES, INC.
                ANNUAL MEETING OF SHAREHOLDERS--OCTOBER 17, 2001
  The undersigned shareholder(s) of Powerwave Technologies, Inc. (the "Company") hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated September 4, 2001 and nominates, constitutes and appoints Bruce C. Edwards and Kevin T. Michaels, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Orange County Airport Hilton, 18800 MacArthur Boulevard, Irvine, California, 92612 on Wednesday, October 17, 2001 at 10:00 a.m., and any and all adjournments thereof, as fully with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

  1. Election of Directors. Authority to elect the eight (8) persons named in the Notice of Annual Meeting dated September 4, 2001, to the Board of Directors to serve until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified.

 [_] FOR all Nominees listed below      [_] WITHHOLD AUTHORITY to vote for all Nominees
   (except as indicated to the contrary   listed below
   below)

 Gregory M. Avis, John L. Clendenin, Bruce C. Edwards, David L. George, Eugene
          L. Goda, Carl W. Neun, Safi U. Qureshey, Andrew J. Sukawaty
  Instruction: To withhold authority to vote for any individual Nominee, write that Nominee's name in the space provided below.

                              -------------------

  2. Ratification of Appointment of Independent Auditors. To ratify the appointment of Deloitte & Touche LLP as independent auditors.
            [_] FOR              [_] AGAINST             [_] ABSTAIN
  In their discretion, the proxies are authorized to transact such other business as may properly come before the meeting or any adjournment or postponement thereof, including procedural and other matters relating to the conduct of the meeting.




 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED
                             PRIOR TO ITS EXERCISE.
   PLEASE SIGN AND DATE BELOW, AND RETURN THIS CARD IN THE ENVELOPE PROVIDED.

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSALS 1 AND 2. THE PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED "FOR" THE ELECTION OF THE EIGHT NOMINEES LISTED ON THE REVERSE SIDE AND "FOR" PROPOSAL 2 UNLESS OTHERWISE INDICATED, IN WHICH CASE THE PROXY SHALL BE VOTED IN ACCORDANCE WITH SUCH INSTRUCTIONS.

                                            ___________________________________
                                            (Number of Shares)
                                            -----------------------------------
                                            Dated
                                            -----------------------------------
                                            (Please Print Name)
                                            -----------------------------------
                                            (Signature of Shareholder)
                                            -----------------------------------
                                            (Please Print Name)
                                            -----------------------------------
                                            (Please date this Proxy and sign
                                            your name as it appears on your
                                            stock certificates. Executors,
                                            administrators, trustees, etc.,
                                            should give their full titles. All
                                            joint owners should sign.)

 I/We do    do not    expect to attend the Meeting.      Number of Persons